                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549




                                       FORM 8-K

                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) January 31, 1995

                           PIONEER FINANCIAL SERVICES, INC
                  (Exact name of registrant as specified in charter)


                 Delaware                   1-10522            36-2479273
          (State or other jurisdiction    (Commission        (IRS Employer
               of incorporation)          File Number)     Identification No.)



          1750 East Golf Road, Schaumburg, Illinois                60173
          (Address of principal executive offices)               (Zip Code)



          Registrant's telephone number, including area code (708) 995-0400







          (Former name or former address, if changed since last report)

          Item 2.   Acquisition or Disposition of Assets.

               On January 31, 1995, Manhattan National Life Insurance Company ("Manhattan"), a wholly-owned subsidiary of the Registrant, acquired all of the outstanding shares of the capital stock of Connecticut National Life Insurance Company ("Connecticut") from GRENEL Financial Corporation ("GFC"). The acquisition was made pursuant to a Stock Purchase Agreement, dated November 21, 1994, among the Registrant, United Life Holdings, Inc. ("United") and GFC (the "Stock Purchase Agreement"). On December 1, 1994, United, a wholly owned subsidiary of the Registrant, assigned all of its rights and obligations under the Stock Purchase Agreement to Manhattan. The aggregate purchase price (the "Purchase Price") for the Connecticut stock, which was determined on the basis of arm's-length negotiations, consisted of (i) cash in the amount of $21,971,010, and (ii) a Promissory Note in the amount of $1,660,436.

               The Purchase Price shall be increased (or decreased) by the amount, if any, by which Connecticut's statutory surplus (after certain adjustments) as of December 31, 1994, exceeds (or is less than) Connecticut's statutory surplus as of December 31, 1993.

               The source of the cash paid at closing was (i) $15,000,000 obtained by the Registrant by borrowing pursuant to a Credit Agreement (the "Credit Agreement") among the Registrant, American National Bank and Trust Company of Chicago ("American National"), as Agent, and American National, Firstar Bank Milwaukee, N.A. and Bank One, Rockford, NA, as the Banks, and (ii) $6,971,010 from the Registrant's and Manhattan's working capital.

               Connecticut is in the business of marketing and selling life insurance, annuities and other related products. The Registrant intends to continue the business activities of Connecticut but anticipates moving many of its administrative functions to the Registrant's offices in Cincinnati, Ohio.

               Prior to the acquisition there were no material relationships between Connecticut and the Registrant or its affiliates, directors or officers or any associate of any director or officer of the Registrant.

               The foregoing description of the Registrant's acquisition of Connecticut is qualified in its entirety by reference to the Stock Purchase Agreement which is filed as an Exhibit to this Report.

          Item 5.  Other Events.

               On February 1, 1995, the Registrant issued the following press release:

               "Pioneer Financial Services, Inc. (NYSE:PFS), a national health and life insurer and marketer, announced it has finalized the purchase of Connecticut National Life Insurance Company from GRENEL Financial Corporation, at a price of approximately $23.6 million. Connecticut National Life is licensed to sell life insurance and annuities in 49 states, has assets of approximately $307 million and 1994 annual premium revenue and investment income of $50 million.

               "`Part of our strategic plan for the next few years is to significantly increase our life insurance operations,' said Peter
          W. Nauert, chairman and chief executive officer of PFS. `With this acquisition, the PFS life insurance group is in the top 25% of life company operations in the U.S., based on assets. Our life insurance group now has combined assets of over $700 million, annual collected premium revenue of approximately $100 million and life insurance in force of $15 billion. The acquisition also increases the total assets of PFS to approximately $1.4 billion.'

               "PFS will consolidate life insurance operations between its Cincinnati facility and the Connecticut facility.

               "`Some underwriting and marketing functions are continuing in Connecticut, while most administrative functions will be combined with PFS' Manhattan National Life Insurance Company operations in Cincinnati,' said Charles R. Scheper, senior executive vice president of PFS and president of Manhattan National Life. `When the consolidation is completed, we expect to achieve a combined savings in administrative expenses of approximately $5 million per year.'

               "The product lines and distribution systems of Connecticut National Life and Manhattan National are very similar.

               "`The Connecticut National Life acquisition adds approximately 10,000 brokers to the national distribution system of our Life Insurance Division,' Nauert said. `We will be blending the companies and distribution systems to emphasize the strength of each company to make PFS' Life Division larger and stronger.'

               "PFS, through the operation of its subsidiaries, provides marketing and insurance underwriting services throughout the United States."

          Item 7.   Financial Statements and Exhibits.

               (a)  Financial statements of business acquired.

                    At the time of filing this Report, it is impracticable to provide the required financial statements of the acquired business described in Item 2, of this Report. The required financial statements will be filed by the Registrant, under cover of Form 8-K/A, as soon as practicable, but not later than April 17, 1995.

               (b)  Pro forma financial information.

                    At the time of filing this Report, it is impracticable to provide the required pro forma financial statements. The required pro forma financial statements will be filed by the Registrant, under cover of Form 8-K/A, as soon as practicable, but not later than April 17, 1995.

               (c)  Exhibits.

                    Exhibit No.    Description of Document

                    (2)(a) Stock Purchase Agreement dated November 21, 1994 among the Registrant, United Life Holdings, Inc. and GRENEL Financial Corporation (together with a list briefly identifying the contents of all omitted exhibits, schedules and appendices thereto). The Registrant agrees to provide copies of such exhibits, schedules and appendices to the Commission upon request.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PIONEER FINANCIAL SERVICES, INC.


                                           /s/Peter W. Nauert
          Date: February 8, 1995        By:______________________________
                                           Peter W. Nauert,
                                           Chief Executive Officer and
                                           Chairman of the Board

                                  INDEX TO EXHIBITS

          (2) Plan of acquisition, reorganization, arrangement, liquidation or succession

               (a) Stock Purchase Agreement dated November 21, 1994 among the Registrant, United Life Holdings, Inc. and GRENEL Financial Corporation (together with a list briefly identifying the contents of all omitted exhibits, schedules and appendices thereto). The Registrant agrees to provide copies of such exhibits, schedules and appendices to the Commission upon request.